TERRY AMISANO LTD                                                                        AMISANO HANSON

KEVIN HANSON, C.A.                                                                    CHARTERED ACCOUNTANTS

CONSENT OF INDEPENDENT CHARTERED ACCOUNTANTS

We hereby consent to the use in the Registration Statement on Form S-8 for Empyrean Communications, Inc. (formerly Direction Technologies Inc.) of our report dated March 15, 2001, relating to the December 31, 2000 financial statements of Empyrean Communications, Inc., (formerly Direction Technologies Inc.) which appears in such Registration Statement.

"Amisano Hanson"

Amisano Hanson, Chartered Accountants

Vancouver, BC, Canada
March 21, 2002